Exhibit 21.1

Subsidiaries of Hologic	Jurisdiction of Incorporation or Organization
Beijing Century Jinbai Technology Co., Ltd.	China
Beijing Hologic Technology Co., Ltd.	China
Beijing TCT Jinbai Technologies Co., Ltd.	China
Benassar Diagnostica-Equipamientos Medicos Unipessoal, Lda.	Portugal
BioLucent, LLC	Delaware
Bioptics, Inc.	Arizona
Cynosure Australia Holdings Limited	United Kingdom
Cynosure B.V.	Netherlands
Cynosure China Holdings Limited	United Kingdom
Cynosure France Holdings Limited	United Kingdom
Cynosure GmbH	Germany
Cynosure Germany Holdings Limited	United Kingdom
Cynosure, Inc.	Delaware
Cynosure K.K.	Japan
Cynosure Korea Limited	Korea
Cynosure Korea Holdings Limited	United Kingdom
Cynosure Maroc SARL	Morocco
Cynosure Mexico, S. de R.L. de C.V.	Mexico
Cynosure Netherlands Holdings Limited	United Kingdom
Cynosure Portugal, Unipessoal, Limitada	Portugal
Cynosure Pty Ltd	Australia
Cynosure Spain S.L.	Spain
Cynosure Spain Holdings Limited	United Kingdom
Cynosure UK LTD	United Kingdom
Cynosure UK Holdings Limited	United Kingdom
Cytyc Cayman Limited	Cayman Islands
Cytyc Corporation	Delaware
Cytyc Prenatal Products Corp.	Delaware
Cytyc Surgical Products, LLC	Massachusetts
Direct Radiography Corp.	Delaware
Emsor, Sociedad de responsabilidad limitada	Spain
Faxitron Bioptics, LLC	Delaware
Focal Therapeutics, Inc.	Delaware
Gen-Probe Australia Pty Ltd.	Australia
Gen-Probe Incorporated	Delaware
Gen-Probe Prodesse, Inc.	Wisconsin
Gen-Probe Sales & Service, Inc.	Delaware
Hangzhou Zuanbai Technology Co., Ltd	China
Hologic (Australia) Pty Ltd.	Australia
Hologic (China) Enterprise Management Consulting Co., Ltd.	China
Hologic (MA), LLC	Massachusetts
Hologic ASE, LLC	Delaware
Hologic Asia, Limited	Hong Kong
Hologic Asia Pacific Limited	Hong Kong

Subsidiaries of Hologic	Jurisdiction of Incorporation or Organization
Hologic Asia Pacific Limited	Hong Kong
Hologic Asia Pacific Holdings Limited	United Kingdom
Hologic Australia Holdings Limited	United Kingdom
Hologic Austria GmbH	Austria
Hologic Austria Holdings Limited	United Kingdom
Hologic Belgium Holdings Limited	United Kingdom
Hologic BVBA	Belgium
Hologic Canada ULC	Canada
Hologic Canada Holdings Limited	United Kingdom
Hologic Caribbean (Barbados) SRL	Barbados
Hologic Denmark ApS	Denmark
Hologic Deutschland GmbH	Germany
Hologic Emsor Holdings Limited	United Kingdom
Hologic Espana S.A.	Spain
Hologic Europe Middle East and Africa, S.A.	Switzerland
Hologic Finance Ltd.	Bermuda
Hologic Foreign Holdings Limited	United Kingdom
Hologic France SARL	France
Hologic GGO 1, LLC	Delaware
Hologic GGO 2, LLC	Delaware
Hologic GGO 3 LLP	United Kingdom
Hologic GGO 4 LTD	United Kingdom
Hologic GGO 5, LLC	Delaware
Hologic Global Holding LTD	United Kingdom
Hologic Hitec-Imaging GmbH	Germany
Hologic Holdings Limited	United Kingdom
Hologic HUB LTD	United Kingdom
Hologic Iberia, S.L.	Spain
Hologic India LLP	India
Hologic International Holdings B.V.	Netherlands
Hologic IP LTD	United Kingdom
Hologic Italia S.r.l.	Italy
Hologic Japan KK	Japan
Hologic Latin America (Servicos Em Marketing E Negocios) Ltda.	Brazil
Hologic Ltd.	United Kingdom
Hologic Malaysia SDN. BHD.	Malaysia
Hologic Manchester Limited	United Kingdom
Hologic Medicor Holdings Limited	United Kingdom
Hologic Medical Technologies (Beijing) Co., Ltd.	China
Hologic Medicor GmbH	Germany
Hologic Medicor Suisse GmbH	Switzerland
Hologic Netherlands B.V.	Netherlands
Hologic Partners Limited	United Kingdom
Hologic SA	France
Hologic Singapore Pte. Ltd	Singapore

Subsidiaries of Hologic	Jurisdiction of Incorporation or Organization
Hologic Suisse SA	Switzerland
Hologic Surgical Products Costa Rica, S.R.L.	Costa Rica
Hologic Sweden AB	Sweden
Hologic Switzerland Holdings Limited	United Kingdom
Hologic UK Finance Ltd.	United Kingdom
Hologic US Finance Co LLC	Delaware
Navigation Three Limited	Hong Kong
Palomar Medical Technologies, LLC	Delaware
S.A.R.L. Cynosure France	France
Sentinelle Medical ULC	Canada
Suros Surgical Systems, Inc.	Delaware
Suzhou Cynosure Medical Devices Company Ltd.	China
TCT International Co., Ltd.	British Virgin Islands